UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2013

NORSTRA ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-181042	27-0833279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 West 11th, Spokane, WA		99204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 474-8077

2860 Exchange Blvd., South Lake, TX 76092
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective September 10, 2013, pursuant to the terms of a subscription agreement between our company and Jackson Bennett, LLC dated July 30, 2013, we issued a secured promissory note (the “Note”) with an aggregate principal amount of $250,000. The Note bears interest at an annual rate of 10% which is to be paid together with principal in full on the maturity date of July 30, 2015.  At the option of Jackson Bennett, LLC the principal amount of the Note together with all accrued interest may be converted into shares of our common stock (the “Convertible Shares”) at the conversion rate of $0.50 per share.

The description of the subscription agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the agreement is attached hereto as exhibit 10.1, and which is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

10.1 Subscription Agreement between Norstra Energy, Inc. and Jackson Bennett, LLC dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORSTRA ENERGY, INC.

/s/ Glen Landry
Glen Landry
President and Director
Date: September 27, 2013